Exhibit 99.1

FIELD ADMINISTRATION AGREEMENT

This Field Administration Agreement (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), effective as of December 1, 2014 (the "Effective Date"), is by and between SPAR Administrative Services, Inc., a Nevada corporation formerly known as SMSI and SPAR Management Services, Inc., and currently having its chief executive office at 333 Westchester Avenue, South Building, Suite 203, White Plains, New York 10604 (hereinafter called "SAS" or the "Contractor"), and SPAR Marketing Force, Inc., a Nevada corporation currently having its chief executive office at 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604 (hereinafter called "SMF" or the "Company"). The Contractor and the Company also may be referred to individually as a "Party" and collectively as the "Parties". The Company also is a SGRP Company, and the Contractor also is a Private Company, as such terms are defined in the Definition Schedule (as defined below). Certain definitions and interpretations applicable to this Agreement are contained in Exhibit A hereto, and the current addresses and contact information for each Party are set forth in Exhibit B hereto (as the same may thereafter be supplemented, modified, amended, restated or replaced by the applicable Parties or Party from time to time in the manner provided herein, the "Definition Schedule" and "Address Schedule", respectively). Each of the Definition Schedule and Address Schedule and all other exhibits and schedules to this Agreement are part of and incorporated by reference into this Agreement.

Recitals

The SGRP Companies (including the Company) are engaged in the businesses of providing Field Services to its Clients worldwide, and the Contractor has provided and currently provides certain administrative services in the Territory to the Company and (through the Company) to the SGRP Companies respecting the Field Services, which had been previously provided pursuant to the terms of the Prior Agreement and currently are being provided informally on substantially similar terms (collectively, the "Existing Terms").

The Parties have agreed to update, amend and restate the terms, provisions and conditions on which the Contractor provides the Services described (and defined) below to the Company in the Territory on a nonexclusive basis (as to each Party), all upon the terms and provisions and subject to the conditions hereinafter set forth.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto, intending to be legally bound, hereby agree as follows:

1.     Effective Date and Service Term. This Agreement shall, upon execution and delivery, become effective and legally binding, and amend, restate and completely replace the Existing Terms, as of the beginning of the Effective Date. The Contractor shall provide the Services (as described and defined below) from and after Effective Date through (unless terminated sooner as provided herein) day's end on December 31, 2017 (as extended or sooner terminated, the "Service Term"). Unless sooner terminated under Section 10, below, the then currently scheduled end of the Service Term shall be automatically extended for an additional year on each December 31.

2.     Administrative and Related Services Provided by the Contractor. During the Term, the Contractor shall (a) provide the administrative and related services respecting the Field Services requested from time to time by the Company in accordance with this Agreement if and to the extent such Administrative Service assignments are accepted by the Contractor (the "Administrative Services"), and (b) perform all related activities and services (together with the Administrative Services, the "Services"). However, the Company has not agreed to procure any particular amount of Services from the Contractor and from time to time uses and will continue to use its own personnel and other servicers. The Company from time to time also may provide (through any SGRP Company), and may independently engage others to provide, certain Field Services that may be administered by the Contractor as part of the Services. The Company and the Contractor shall in good faith establish, implement and improve from time to time mutually acceptable processes, procedures and communication channels for the Company's assignment, coordination, evaluation, reporting, scheduling and supervision of the performance of the Field Services and the Services, the budgeting, reimbursement, invoicing, payment, requirements and other matters under Sections 3 and 5, the Company's provision of human resource and other services to the Contractor and other matters under Section 4, the accounting and auditing standards and requirements and other matters under Section 6, and the obligations, requirements and other matters under the other applicable provisions of this Agreement, and the Parties hereby authorize and approve such inter-Party processes, procedures and communications.

3.     Service Cost Reimbursements, Plus Compensation, and Certain Non-Reimbursables and Credits. Except as otherwise provided in this Agreement, as compensation for the Services by the Contractor (and collectively referred to as the "Service Compensation"), the Company shall from time to time in accordance with this Agreement (i) directly fund or reimburse the Contractor for all allowable Net Service Costs (but without duplication), and (ii) pay a fee to the Contractor in the amount of the Plus Compensation, as such terms are defined below.

(b)     "Net Service Costs" shall mean (i) all Service Costs, and minus (ii) the Offsetting Credits, as such terms are defined below.

(c)     "Service Costs" shall mean any and all documented costs and expenses Mutually Approved by the Parties (as defined below) and reasonably incurred by the Contractor in performing the Services for the SGRP Companies pursuant hereto during the relevant period(s) other than the Non-Reimbursable Costs (as defined below), including (without limitation) any and all of the following (but without duplication):

(i)	Compensation (as defined below);

(ii)	travel and other reimbursable field and administrative out of pocket costs and expenses incurred and documented in accordance with SGRP Policies;

(iii)	purchases of equipment and supplies (where expensed rather than depreciated or amortized);

(iv)	depreciation and amortization of equipment (where not expensed);

(v)	insurance premiums, including (without limitation) the cost of any workman's compensation insurance incurred by the Contractor during such period;

(vi)	franchise (other than those based on income) and sales taxes and fees imposed on the provision of the Services;

(vii)	rent, utilities, supplies, mailing and shipping charges, and other administrative expenses (including accounting and legal fees) incurred in the normal course of performing the Services; and

(viii)	other overhead Mutually Approved by the Parties;

provided, however, that (A) the Services Costs shall not in any event include any Non-Reimbursable Costs (as defined below), and (B) the Contractor will make reasonable effort to ensure Services Costs shall not in any event exceed the applicable amounts (or the applicable rates in the case of salaries or hourly wages) Mutually Approved by the Parties. To the extent that Service Costs apply to both Services for the Company and other activities (including services for others), the Company's portion of the shared costs will based on the Company's specific usage of the goods, services or other items generating such shared costs, but if such Service Costs cannot be so allocated specifically, such Service Costs shall be allocated in such reasonable proportion as the Parties may mutually agree in writing in their reasonable discretion. The Contractor agrees that it will not knowingly include any Non-Reimbursable Costs (in whole or in part) in the Service Costs invoiced to the Company and agrees to make reasonable effort to check with the Company's CFO and Corporate Controller in advance (which may contained in an email) respecting any charges that could reasonably be considered Non-Reimbursable Costs (in whole or in part) before including them in the invoiced Service Costs. In the event a Party learns that any potentially Non-Reimbursable Costs have been included (in whole or in part) in the Service Costs invoiced to the Company (other than through notice of such inclusion from the other Party), the discovering Party will give prompt written notice (which may be contained in an email) to a other Party's Designated Representative (see Exhibit B). The Company shall have 30 business days to question or object in writing (which may be contained in email) after the earlier of such notice from the Contractor or the Company's discovery and realization that any Non-Reimbursable Costs (in whole or in part) have been inadvertently included (in whole or in part) in the Service Costs invoiced to the Company (irrespective of when the actual inclusion may have incurred). "Mutually Approved by the Parties" shall mean an item that has been both Approved by the Company and Approved by the Contractor. "Approved by the Company" shall mean matters (including Service Cost categories, items, salaries, rates and other amounts) approved, requested, submitted or directed by the Company in writing in its sole discretion or pre-approved by the Company in the Annual Reimbursable Budget. The Contractor may rely on any approval, request, submission or direction of the applicable Designated Representative (for example, a request by SGRP's COO to add an additional regional administrator). "Approved by the Contractor" shall mean matters (including Service Cost categories, items, salaries, rates and other amounts) approved, requested, submitted or directed by the Contractor in writing in its sole discretion or pre-approved by the Contractor in the Annual Reimbursable Budget. The Company may rely on any approval, request, submission or direction of the applicable Contractor's Management (for example, inclusion of an item in an invoice or other bill to the Company). In the event the Contractor and management of the Company cannot reach the required mutual agreement on a matter (whether under this subsection or otherwise) and the Contractor continues to object to the Company's position on that matter, that matter shall be decided by the SGRP Audit Committee, whose decision shall be final and binding on both Parties. (For clarity, if either Party disagrees with the Audit Committee's decision, that Party will continue to have its voluntary termination rights under this Agreement.) "Designated Representative" for a Party shall mean the persons identified as its Designated Representatives on the Address Schedule hereto. "Compensation" shall mean any salary, wage, fee, benefit, employee charge (including withholding, any payroll, employment, insurance or similar tax), or similar cost or expense for the compensation or remuneration of an employee, contractor, merchandiser, consultant or other person.

(d)     "Non-Reimbursable Costs" shall mean any and all costs, expenses and other obligations and liabilities (whenever arising) for the relevant period(s) of every kind, description or nature involving or respecting any of the following (but without duplication):

(i)	any Service that was not actually performed as requested or instructed by the Company or Client, as applicable;

(ii)

all Claims and Losses in excess of $50,000 in the aggregate in any year from any and all Proceedings, in each case other than (A) the related reasonable fees and expenses of attorneys and related professionals representing the Contractor in any Proceeding involving the Services, or (B) any D&O Reimbursable Indemnification (as defined below);

(iii)

any Claim or Loss to the extent (and in the proportion) attributable to any act or omission of the Contractor or any of its Representatives constituting bad faith, gross negligence, willful misconduct or infringement as finally determined under applicable law, in each case other than any D&O Reimbursable Indemnification;

(iv)

any trade debt, credit card obligation, deferred purchase price, capital lease or other indebtedness of any kind or nature whatsoever or any interest thereon, whether owed to any financial institution, any Affiliate (e.g., intercompany, employee and stockholder advances) or any other person except to the extent Mutually Approved by the Parties;

(v)

any income or franchise tax (including the Alternative Minimum Tax) or similar tax based on taxable income or assets paid or required to be paid to any governmental authority (but for clarity not any routine periodic filing fees or withholding, payroll, employment, unemployment insurance or similar tax or charge), and any preparation expense and liability for any related tax return or report filed or required to be filed with any governmental authority;

(vi)

any payment to, or for the benefit or at the direction of, any officer, director, stockholder or other Affiliate of the Contractor or its Affiliates of (A) any advance, loan, guaranty, pledge or similar support, (B) any dividend, distribution or similar amount, or (C) any Compensation (other than an employee's permitted compensation under clause (vii), below, even though he or she may also be a stockholder);

(vii)

any payment to, or for the benefit or at the direction of, any employee, contractor, merchandiser or consultant of the Contractor or its Affiliates of (A) any advance, loan, guaranty, pledge or similar amount or support, or (B) any Compensation in excess of the applicable rates or amounts (including any allocated share of any person) Approved by the Company;

(viii)

any Compensation (in whole or in part) for any person specified in any Exclusion Notice (as defined below) used directly or indirectly in the supervision, administration, support, performance or other aspect of any of the Services after the Contractor's receipt of such notice, as and to the extent specified by the Company in such notice; or

(ix)

any Compensation or other cost or expense of paying, performing, supporting, administering or supervising any business, operation or other activity by the Contractor to the extent not related to the Services, including (without limitation) providing any goods or services for anyone other than a SGRP Company or conducting any other business activity other than respecting the Services.

However, Non-Reimbursable Costs shall not include any cost or expense to the extent, for the specific purpose and period (if any) and subject to the conditions (if any) Mutually Approved by the Parties.

(e)     "D&O Reimbursable Indemnification" shall mean any Claim or Loss in any Proceeding involving the Services respecting any indemnification or defense of any officer or director of the Contractor or any other employee or Representative of the Contractor required to be indemnified or defended under the Contractor's by-laws or board resolutions (each a "Defendant"), in each case excluding any and all amounts (A) to the extent (and in the proportion) attributable to any act or omission of such Defendant not involving Proper Conduct as finally determined under applicable law, or (B) paid or reimbursed to the Contractor or such Defendant, or otherwise covered through direct payments or expenditures, by any applicable insurance. However, D&O Reimbursable Indemnification shall always include the reasonable fees and expenses of attorneys and related professionals jointly representing the Contractor and all of its own indemnified Representatives in any Proceeding involving the Services, and but fees or expenses of additional separate counsel engaged by any of them shall always constitute Non-Reimbursable Costs. "Proper Conduct" shall mean any action or conduct of the Defendant if all of the following are true with respect thereto: (i) the Defendant acted in good faith, (ii) the Defendant acted in a manner the Defendant reasonably believed to be in or not opposed to the best interests of the Contractor and its subsidiaries and affiliates (including the Company), (iii) with respect to any criminal Proceeding, the Defendant had no reasonable cause to believe such action or conduct was unlawful, and (iv) such action or conduct would not have otherwise disqualified the Defendant from receiving indemnification from the Contractor under the General Corporation Law of the State of Delaware, as amended, if that law applied to the Contractor, mutatis mutandis.

(f)     "Plus Compensation" for the relevant period shall mean an amount equal to the Plus Percentage of the remainder of (A) the allowable Net Service Costs for such period, minus (B) the Non-Plus Costs for such period. "Plus Percentage" shall mean four percent (4.00%) prior to June 1, 2016, and two percent (2.00%) on and after June 1, 2016

(g)     "Non-Plus Costs" shall mean, to the extent applicable and constituting a Service Cost for the relevant period, any and all (i) litigation costs (including the related reasonable fees and expenses of attorneys and other professionals) incurred by the Contractor (or paid for or credited to the Contractor by the Company), including any and all (A) reimbursable Losses related to such litigation and (B) D&O Reimbursable Indemnification, (ii) amounts invoiced to the Contractor by any SGRP Company for allocated employee or other services or the costs of goods or services provided (at the initial expense of a SGRP Company) by a SGRP Company or others through a SGRP Company to or for the benefit of the Contractor to the extent rebilled as Service Costs by the Contractor to the Company, including (without limitation) those invoiced under Section 4(c) hereof, and (iii) Claims and Losses paid or payable by the Contractor as the Indemnifying Party (or paid for or credited to the Contractor by the Company).

(h)     "Offsetting Credits" shall mean any and all rebates, refunds, returns of premium or capital, personnel payments or withholdings, and other amounts received directly or indirectly by or for the benefit of the Contractor from any person (other than any SGRP Company) during the applicable period with respect to any Service Costs (whenever billed), without duplication, provided, however, that the Offsetting Credits shall not include, and the Contractor may retain for its own benefit, all Offsetting Credits for vendor credits, payments or withholdings in excess of the aggregate corresponding specific Service Costs. Offsetting Credits also include (without limitation) amounts paid by any other Private Company to the Contractor for Service Costs billed to such other Private Company to the extent such Service Costs are also billed to the SGRP Companies.

(i)     "Annual Reimbursable Budget" shall mean the mutually acceptable annual expense budget for allowable Service Costs for a particular calendar year approved in writing by the Parties, as the same may be supplemented, modified, amended, restated or replaced from time to time with the written consent of both Parties (including amounts Approved by the Company during the year). The Parties shall work together in good faith to develop, finalize and approve the Annual Reimbursable Budget for each year by no later than January 31 of such year. If not completed and mutually approved by January 1 of the new budget year, then the preceding year's Annual Reimbursable Budget (as duly amended) shall apply to such forthcoming year until a new Annual Reimbursable Budget for such year has been so completed and mutually approved. In the event the Contractor and management of the Company cannot reach the required mutual agreement on a matter (whether under this subsection or otherwise), that matter shall be decided by the SGRP Audit Committee, whose decision shall be final and binding on both Parties. The Annual Reimbursable Budget for 2015 shall be deemed to be the Service Costs Approved by the Company for 2015. For clarity, as an independent contractor the Contractor is free to budget and spend (without reimbursement from the Company) whatever the Contractor desires for any item or person/position in addition to or excess of amounts Approved by the Company.

4.     Certain Employee Benefits and Services Provided by the Company to the Contractor. The Company agrees that, to the greatest extent permitted by applicable law and the applicable policies, (i) the employees whose compensation has been Mutually Approved by the Parties as a reimbursable Service Cost and (ii) if and to the extent requested by the Contractor, each other officer or employee of the Contractor will be included in the health and other insurance policies provided to the Company's own employees from time to time on the same terms and conditions as the Company's own employees. The Contractor will provide the necessary information requested by the Company and work in good faith with the Company to satisfy the requirements of that arrangement.

(b)     The Parties agree that, in order to maximize their favorable pricing and other terms, the Company will have the right to enter into a master payroll and service agreement with an independent payroll contractor to process and administer the payroll and withholding tax payments for the Company (and for the Contractor through the Company), and the Contractor hereby authorizes the Company to deal with the independent payroll contractor on the Contractor's behalf and have the independent payroll contractor process and administer the payroll and withholding tax payments for the Contractor on the same terms and conditions as for the Company. The Contractor will provide the necessary information requested by the Company and work in good faith with the Company to satisfy the requirements of that arrangement.

(c)     The SGRP Companies from time to time (in their discretion) may provide various additional services to the Contractor (upon its request if not currently performed) pursuant to this Agreement and their mutual agreement, including (without limitation) accounting, administrative, benefit, human resource, insurance, legal, office, payroll, personnel, procurement, recruitment and other supporting services. The Contractor will provide the necessary information requested by the Company and work in good faith with the Company to satisfy the requirements of that arrangement.

(d)     Except as otherwise provided in this Section, the applicable SGRP Company will charge the Contractor for the health benefit and payroll expenses described in subsections (a) and (b) of this Section, and may (in its discretion) charge the Contractor for the expenses allocated to the Contractor based on its usage of or benefit from the services described in subsection (c) of this Section. The applicable SGRP Company will invoice the Contractor for those expenses, and each such invoice shall be deemed to have automatically generated an equivalent credit for payment of such invoice by the applicable SGRP Company. For clarity, those invoiced amounts are Service Costs, Net Service Costs and (in the case of invoices under subsection (c) of this Section only) Non-Plus Costs except in each case to the extent expressly excluded as Non-Reimbursable Costs.

(e)     For clarity: if the Company invoices the Contractor for any health insurance costs for a Service Employee and the Contractor pays the amount of that invoice, that amount will be considered to be a Service Cost entitled to reimbursement to the extent it is an allowable Net Service Cost but will not be a Non-Plus Cost and thus is entitled to such markup; and subject to the applicable exclusions and exceptions, amounts paid directly by the Company for services provided to the Contractor (including payroll) count as a "Service Cost" but will not actually be reimbursed to the Contractor to the extent directly paid or made available to the independent benefit or payroll contractor as provided in this Agreement.

(f)     If the Contractor obtains the required letter of credit or cash security to secure the Workers Compensation Liability Insurance premiums, the Company agrees to fund its proportionate share of the cash collateral required to secure the letter of credit or cash security from time to time as needed, and if the cash collateral exceeds the amount the cash collateral required to secure the letter of credit, the Contractor shall return the Company's proportionate share of such excess to it. The cash so advanced by the Company shall be deemed to be a loan by the Company to the Contractor, repayable upon expiration of the letter of credit in an amount equal to the Company's proportionate share of the returned cash collateral (if any).

5.     Funding, As Needed Funding, Reconciliation and Invoicing of Net Service Costs, Etc. The Parties have established procedures and information exchanges, and will continue to work together to refine and improve them, permitting the Company to fund (against the Company's receipt of the corresponding supporting details and backup) the allowable Net Service Costs in advance or concurrently on a "just in time" basis to the Contractor so as to reasonably minimize the float in the Contractor's account and any interest expense to the Company incurred to finance such funding. Amounts funded by the Company to the Contractor for allowable Net Service Costs shall be used by the Contractor only for payment of such costs. However, rather than actually being funded or reimbursed to the Contractor, to the extent the Company pays any independent vendor directly on behalf of the Contractor (including any benefits or payroll contractor) the Net Service Costs will instead be funded by the Company directly to such vendor or its designated account.

(b)     The Contractor shall make every effort to submit a reconciliation invoice within fifteen (15) days after the end of each month for the actual allowable Service Costs for such month with a detailed reconciliation of the amounts previously funded and directly paid by the Company against the actual amount for the month, but the Company shall not be required to pay any Service Cost invoiced more than 120 days after they become known by or are billed to the Contractor (whichever occurs first). Invoices shall be in such form and contain such detail and backup as the Company or its auditors may require from time to time. To the extent the pre-funded and directly paid amounts for the month are less than the actual allowable Net Service Costs for such month, the Contractor shall bill the Company for that deficiency in such invoice. To the extent the pre-funded and directly paid amounts for the month exceed the actual allowable Net Service Costs for such month, the Contractor shall note such excess as a credit on that invoice and apply such credit to the next succeeding invoice(s) to the Company. The Company shall have the right to offset any payment due to the Contractor under this Agreement by any and all amounts owed to the Company by the Contractor under this Agreement.

(c)     Except as may otherwise be the case with respect to allowable Net Service Costs, the Company shall make all payments to the Contractor by wire transfer of immediately available funds to the Contractor at such bank and address as the Contractor may from time to time provide to the Company in writing. The Company shall not be required to pay any monthly reconciliation invoice until after it has received such invoice and detailed reconciliation for that month.

(d)     The Company shall have the right at its own cost and expense to audit the Contractor's books and records respecting such costs and expenses from time to time upon reasonable notice to the Contractor, provided that the audit shall be conducted in a manner that is not unreasonably disruptive of the Contractor's business.

(e)     If the Contractor provides Services for any SGRP Company other than the Company at the request of the Company, the Contractor will, as and to the extent directed in writing by the Company, separately invoice such other SGRP Company in the same manner as provided above for invoicing the Company and collect and receive payment from such other SGRP Company in accordance with this Agreement.

6.     Accounting, Audited Financial Statements and Audits. The Contractor acknowledges to and covenants and agrees with the Company that:

(a)

the Contractor will keep true and correct accounting books and records respecting all of its assets, business, liabilities and operations on an accrual basis in accordance with U.S. GAAP, applicable Exchange Rules and Securities Law and other applicable law, will keep all of its books and records readily accessible and provide prompt access to them for review (including the making of summaries and copies) upon request by SGRP, the Company, the SGRP Auditor or any of their respective Representatives (each a "Reviewer"), and the Contractor and its Representatives shall assist and cooperate fully with each Reviewer, in each case as such Reviewer may from time to time may request (which may be made in an email);

(b)

the Contractor will prepare monthly and annual financial statements and related account analyses in such form and with such detail and supporting documents as the Company may reasonably require and deliver them to the Company as soon as they are available, but in any event making every reasonable effort to deliver them byno later than the 30th day after the end of each month for monthly statements (including December);

(c)

the Contractor's annual financial statements will be audited and reported upon by the SGRP Auditor in conformance with US GAAP, all at the expense of the Company, the SGRP Auditor shall be deemed to have been engaged by the Contractor for such audit as and when engaged for the same period by SGRP, the Contractor shall cooperate, and cause its Representatives to cooperate, fully with the SGRP Auditor and its Representatives, the Contractor will comply with any end of period or year adjustments required by such auditors , who also will review any other matters relating, directly or indirectly, to its financial condition, and the SGRP Auditor will report simultaneously to the Company and the Contractor;

(d)

the Contractor will not raise any, and hereby waives every, conflict of interest or other objection that may currently or from time to time hereafter exist or be perceived to exist as a result of any such audit or other interaction with the SGRP Auditor or any previous or continuing engagement by SGRP or any of its subsidiaries of the SGRP Auditor, whether before or after the date hereof, and any and all work papers, work product and privileged and other materials produced by or through the SGRP Auditor will be the property of both the Contractor and Company or of the SGRP Auditor, as applicable;

(e)

the Contractor shall permit and fully cooperate with the SGRP Auditor in examining any and all of the books and records of the Contractor that the SGRP Auditor may deem relevant to its quarterly review, annual audit or other procedures for any SGRP Company or its annual audit of the Contractor, all at the expense of the Company; and

(f)

the Contractor shall provide, and shall cooperate with SGRP in developing or obtaining, any and all information in a timely manner in such form and with such detail as SGRP or the SGRP Audit Committee may from time to time request in connection with any current, periodic or other reporting or disclosure required under U.S. GAAP, applicable Exchange Rules and Securities Law and other applicable law or to confirm the Contractor's compliance with SGRP's Ethics Code.

7.     Certain Acknowledgments and Agreements by Contractor as an Affiliated Vendor, Etc. The Contractor acknowledges to and covenants and agrees with the Company that: SGRP's shares of common stock are currently listed on the Nasdaq Stock Market and publicly traded, SGRP files various SEC Reports with the SEC, and applicable Exchange Rules and Securities Law require periodic scrutiny by the SGRP Audit Committee descriptions of related party agreements and transactions and changes therein from time to time in those SEC Reports; the SGRP Audit Committee has determined that the Contractor is an "Affiliate" of SGRP under applicable Exchange Rules and Securities Law and its Ethics Code and this Agreement and the transactions contemplated hereunder are and will continue to be a related party agreement and related party transactions, respectively, until such time (if ever) as the SGRP Audit Committee makes a different determination; and the Contractor has previously adopted the SGRP Ethics Code and hereby ratifies and confirms that adoption, and the Contractor and each of its directors, officers, employees and other Representatives are and will continue to be bound by the SGRP Ethics Code, including the restrictions respecting related party transactions, business conduct and other ethical matters, and blackout periods and transactions respecting SGRP shares.

8.     Certain Acknowledgments and Agreements by the Parties respecting Dual Positions, Counsel, Etc. The Parties acknowledge to and covenant and agree with each other that: a Party may engage the same person in one or more positions (e.g., Director, Executive Officer or other officer or Representative), and the same person also may serve in one or more positions (e.g., Director, Executive Officer or other officer or Representative) of SGRP or any one or more of its subsidiaries (including the Company) or affiliates, which dual or multiple positions shall not be deemed to be a conflict for such person or by or with any Party; the General Counsel of SGRP from time to time has provided and may continue to provide advice and documents (on behalf of SGRP and SMF) to the Contractor and the other Private Companies, but in doing so (i) he is representing SGRP and SMF and not representing the Contractor or any other Private Company, and (ii) SGRP and the Company are not waiving any of their attorney-client privileges with such General Counsel; and the Contractor will not raise any, and hereby waives every, conflict of interest or other objection that may currently or from time to time hereafter exist or be perceived to exist as a result of any such advice, document or other interaction with such General Counsel or any previous or continuing representation of SGRP or any of its subsidiaries by such General Counsel, whether before or after the date hereof, and any and all work papers, work product and privileged and other materials produced by or through such General Counsel will be the sole property of the Company or such General Counsel, as applicable.

9.     Mutual Exculpations and Limitations of Liability. Each Party (in such capacity, the "Releasing Party") agrees with the other Party (in such capacity, the "Other Party") that each of the individual Representatives of the Other Party (i.e., the Representatives who are human beings) (each a "Released Representative") shall not incur or have any, and the Releasing Party hereby absolutely, unconditionally, irrevocably and expressly waives and releases forever any and all, liability for any Claim or Loss that could now or hereafter be asserted by the Releasing Party against each Released Representative for any and all acts or omissions of or other Claims against the Other Party in connection with this Agreement or any resulting Losses, whether known or unknown; provided that nothing in this subsection is intended, or shall be deemed or construed, to waive, release, limit or otherwise affect any Claim or Loss that the Releasing Party may at any time have against (i) any of the Released Representatives under applicable law for their own actionable acts or omissions or (ii) the Other Party itself under this Agreement or applicable law.

(b)     No Affiliate of a Party shall be liable, or deemed or construed to be liable, for any obligation of such Party under this Agreement; provided that nothing in this subsection is intended, or shall be deemed or construed, to waive, release, limit or otherwise affect any Claim or Loss that a Party may at any time have against (i) any of the Affiliates of the other Party under applicable law for their own actionable acts or omissions or (ii) the other Party itself under this Agreement or applicable law.

(c)     No Party shall be liable to the other Party for any lost profit or consequential, exemplary, punitive, statutory or other special damages, and each Party hereby unconditionally, expressly and forever waives any right it may now or hereafter have against the other Party respecting any and all such damages, in each case: (i) whether through action, suit, counterclaim or otherwise; (ii) whether in contract, tort, strict liability, indemnity, reimbursement or otherwise; (iii) whether or not it has been advised of the possibility of any such damages; (iv) whether or not any other remedy is available or enforceable under this Agreement or applicable law; (v) to the greatest extent such agreement or waiver is permitted under applicable law; and (vi) excluding indemnification hereunder respecting such consequential damages to the extent incurred by a Third Party who is a natural person (i.e., human being) through personal injury and finally determined by a court having jurisdiction.

10.     Mutual Termination of Service Term. Either Party may in its discretion voluntarily terminate the Service Term at any time upon at least sixty (60) days' prior written notice to the other Party (which notice may be contained in or attached to an email).

(b)     A non-breaching Party also may terminate the Service Term by written notice to a breaching Party if any breach shall not have been corrected by the breaching Party within thirty (30) days after it has been given written notice of such breach by the non-breaching Party (which notice may be contained in or attached to an email).

(c)     The Service Term shall automatically terminate if any Party shall commence or become subject to a Proceeding under any bankruptcy law or similar applicable law in respect of such Party as debtor or make, submit, approve or join, consent to or cause or assist in the submission of any application, petition, request or other filing in any such Proceeding. If either Party is involved in any of the events enumerated in this subsection (c), it shall immediately notify the other Party of the occurrence of such event.

(d)     Notwithstanding the above: all costs and fees incurred through the end of the Service Term must be paid pursuant to the rates specified in this Agreement; the cancellation, termination or end of the Service Term or this Agreement shall not affect the continuing obligations of any Party hereunder; and the confidentiality, indemnification, governance, interpretative and other provisions in this Agreement shall survive the cancellation, termination or end of the Service Term or this Agreement and shall continue in full force and effect until the expiration of the three (3) year period or the applicable statute of limitation period immediately following such cancellation, termination or end, whichever occurs first.

(e)     In the event of the cancellation, termination or end of the Service Term or Agreement, the Contractor agrees to continue to provide (if and to the extent requested by the Company) the Services pursuant to this Agreement until such time as the Company has engaged another provider or brought the Services in-house, provided that if such transitional Services last longer than 90 days, the Plus Percentage shall automatically increase from two percent (2.00%) to four percent (4.00%) for such transition period beginning on the 91st day after such termination.

11.     Mutual Force Majeure. No Party shall be liable or responsible for any act of God, nature or man or other act, circumstance, event, impediment or occurrence beyond the control of such Party (each a "Force Majeure"). Upon prompt notice to the other Party, the Party affected by any Force Majeure will be excused from performance hereunder, and will not be in breach of or default under this Agreement for any delay or failure in its performance, to the extent and for so long as its performance hereunder is prevented or restricted by a Force Majeure, and the other Party will likewise be excused from performance of its obligations hereunder relating to such delayed or failed performance to the same extent and for the same duration. However, no Force Majeure will be cause for or excuse any delay in performing non-affected obligations (including payment in accordance with this Agreement for other services performed).

12.     Mutual Representations and Covenants. Each Party represents and warrants to and covenants and agrees with the other Party that: the sole relationship under this Agreement between the Parties hereto is that of an arms-length independent contractor and customer; this Agreement does not (and shall not be deemed or construed) to (i) assign to or impose on any Party, or otherwise create, any joint venture, franchise, partnership, trust, agency or other advisory, employment or fiduciary relationship in favor or for the benefit of the other Party, any of its Representatives or any other person, (ii) give any Party any entitlement, right, power or authority to bind the other Party or incur any obligation or liability on behalf of the other Party, or (iii) except as otherwise expressly provided in this Agreement, limit or otherwise affect the right, power, authority or discretion of any Party to deal with any other persons and pursue any and all other business opportunities whatsoever (whether involving the same or other products or services) or to conduct its business in such manner as it may choose; the representing Party has independently and fully reviewed and evaluated this Agreement, the obligations and transactions contemplated under this Agreement and the potential business, financial and other effects of such obligations and transactions on it and its Affiliates, and it shall continue to do so; the representing Party has and shall maintain full and unrestricted power, authority and legal capacity, it has been and shall continue to be duly authorized and empowered, it has obtained and shall maintain all qualifications, authorizations, approvals and waivers, and it has satisfied and shall continue to satisfy all other applicable legal, governance and contractual requirements, in each case to the extent necessary (i) to make this Agreement enforceable against it and (ii) to perform its obligations hereunder; the representing Party has duly authorized and empowered each person signing this Agreement or acting hereunder on its behalf to do so, and this Agreement is enforceable against it in accordance with its express provisions; the representing Party is acting on its own behalf, it is properly identified with its correct and complete legal name and (to the extent referenced) its jurisdiction of organization and principal place of business, and it shall promptly inform the other Party of any change in such legal name, organizational jurisdiction or principal place of business; and except as may otherwise be expressly required by this Agreement, any cellular, wireless, internet or other digital, electronic or physical means may be used to access, deliver, make, provide or receive any communication, data, document or information (including, without limitation, Confidential Information) between or among the Parties, its Affiliates, their respective Representatives and systems and all other applicable persons, in each case whether or not open, guarded, scrambled, encrypted or otherwise secure.

13.     Additional Representations and Covenants of the Contractor. The Contractor represents and warrants to and covenants and agrees with the Company that: the Contractor will perform the Services in a workman like and professional manner consistent with applicable industry standards; the Contractor has and will continue to have sole and exclusive responsibility and liability for the conduct of its business and operations, the performance of its Services hereunder and its compliance with all applicable law (whether federal, state or otherwise) in such conduct and performance, including (without limitation) anything pertaining to any of its personnel policies, forms, procedures, treatments (whether accounting, insurance, tax or otherwise) or tasks or its relationships with any its personnel or other Representatives; to further such compliance, the Contractor periodically will independently and fully review and evaluate and (to the extent necessary or appropriate) revise its policies, forms, procedures and treatments respecting any of its personnel or other Representatives in consultation with reputable counsel experienced in the relevant applicable law, has done so in the past, and will commence such a review and potential revisions promptly following the date hereof; no SGRP Company (including the Company) shall have or has had or will have any liability or responsibility whatsoever for or any control or oversight whatsoever respecting (i) any aspect of the Contractor's business or operations, including (without limitation) any supervision, support or performance of the Services, other than the Company's rights under this Agreement and applicable law as a purchaser of such Services, or (ii) any compliance with applicable law by the Contractor or its Representatives; the Contractor is and will continue to be fully and responsible and liable for its compliance with all applicable law, including (without limitation) all law pertaining to the Contractor's treatment of any its personnel or other Representatives as an independent contractor or any other aspect of its policies, forms, procedures or treatments respecting or relationships with any of its personnel or other Representatives, and any and all changes therein, and its corresponding indemnification obligations respecting non-compliance with such applicable law, in each case irrespective of any review of any of its policies, forms, procedures or treatments or any changes therein made as suggested or recommended (in whole or in part) by any SGRP Company, any counsel or any other person; the Contractor has reviewed and is and will continue to be fully and responsible and liable for compliance by its personnel and other Representatives with (i) the requirements imposed by the Company's service agreements with or the instructions received from the applicable Client(s) for whom Services are being performed hereunder by the Contractor as and to the extent communicated by the Company to the Contractor, (ii) the SGRP Ethics Code, contractor policies and related policies of the applicable Client(s) for whom Services are performed hereunder by the Contractor (as posted on their respective web sites), and (iii) the SGRP Ethics Code in effect from time to time, which is posted on www.sparinc.com and may be unilaterally changed at any time and from time to time by SGRP's Board of Directors in its discretion without any notice to or approval from the Contractor; during the Service Term (i.e., the period during which Services may be performed under this Agreement) and the eighteen-month period immediately following the end of the Service Term, the Contractor shall not directly or indirectly provide services to, work for or solicit or refer services or work from any Client for whom any merchandising, assembly, audit or other services were performed during the preceding two years of the Service Term if continuing or the final two years of the Service Term if ending (including the duration of the Existing Terms for this purpose) by or on behalf of any SGRP Company (including those Clients for whom services have been performed under this Agreement or the Prior Agreement), provided, however, that this subsection (g) shall automatically and immediately terminate and be of no further force or effect in the event of the termination of the Service Term or this Agreement due to the Company's bankruptcy, insolvency, etc., under Section 10(c); and the Contractor will not, after its receipt of the applicable Exclusion Notice, directly or indirectly use any person in the supervision, administration, support, performance or other aspect of any of the Services as and to the extent identified and requested by the Company in a written communication to the Contractor (each an "Exclusion Notice"), which the Company may do at any time and from time to time in its sole and absolute discretion and for any or no reason whatsoever, and which notice may be consist of or be attached to an email, and the Contractor acknowledges receipt of such a notice as of the date hereof respecting various previously terminated officers and employees of various SGRP Companies.

14.     No Other Warranties by Parties; Mutual Waiver of Set-Off. Except as otherwise expressly provided in this Agreement, the Parties acknowledge and agree that: no Party has made any representation or warranty of any kind or nature whatsoever with respect to any product or service provided under this Agreement, whether express or implied (either in fact, by operation of law or otherwise), including (without limitation) no warranty as to merchantability, fitness or usefulness for a particular purpose, title, interference, infringement or conformance to any specifications; and to the extent not required as a compulsory counterclaim in any related ongoing Proceeding, no Party shall exercise or enforce, and each hereby unconditionally, expressly and forever waives, any right of setoff, recoupment, abatement or reduction that may now or hereafter be accorded to such Party (whether under this Agreement, applicable law or otherwise) against or in respect of any payment due (whether as scheduled or required, upon demand or as sought in any Proceeding) to or for the benefit of any other Party or any of its Affiliates under this Agreement or applicable law; in each case to the greatest extent such disclaimer, agreement or waiver is permitted under applicable law.

15.     Mutual Confidentiality. From time to time each Party may disclose (in such capacity, the "Disclosing Party") certain Confidential Information not available to the general public with respect to itself and its subsidiaries and Affiliated entities (including such Disclosing Party, each a "Discloser") to the other Party (a "Receiving Party"), or the Receiving Party, its subsidiaries and Affiliates and their respective Representatives (each a "Receiver") may otherwise receive Confidential Information respecting a Discloser, for use in connection and accordance with this Agreement, but no Discloser is selling, licensing or otherwise conveying any of its Confidential Information to the other Party, and no sale, license or conveyance shall be inferred or implied as a result of the provision of any Confidential Information by a Discloser, except for the Receiver's limited personal right to use such information during the Service Term as expressly provided in this Section. Except as otherwise provided in this Agreement, each Receiver shall: use the Discloser's Confidential Information only in its performance under and in accordance with this Agreement; hold the Discloser's Confidential Information in the strictest confidence (using safeguards substantially similar to those used by the Receiving Party respecting its own Confidential Information); not disclose, publish, share or otherwise reveal, impart, deliver, provide, exploit or use any such Confidential Information in any manner whatsoever; use reasonable precautions to assure that all Confidential Information are properly protected and kept from all unauthorized persons; and not disassemble, decompile, reverse engineer, alter, maintain, enhance or otherwise modify any Proprietary Information or other similar Confidential Information that is provided to it by the other Party.

(b)     A Receiver may provide Confidential Information (A) in connection with any Proceeding under or relating to the enforcement of a Party's rights under this Agreement, (B) to the extent required by any judicial process, government order or requirement, or anti-trust, securities, tax or other applicable law, and the potential discloser shall give the Disclosing Party prompt notice thereof (other than respecting any disclosure required by applicable anti-trust, securities, tax or similar applicable law), (C) to other related Receivers who have a reasonable need for such information, (D) to their accountants, attorneys, financiers and other advisers to the extent they have a reasonable need for such information and are bound by similar confidentiality obligations, (E) to or for a retailer (directly or through any Representative) to the extent pertaining to such retailer, the goods or services it offers or any service that has been or will be performed at such retailer's locations, (F) to or for a provider of goods or services (directly or through any Representative) to the extent pertaining to such provider, the goods or services it provides or any service that has been or will be performed in respect of such goods or services, and (G) in accordance with this Agreement or any other applicable written agreement among the Parties.   In any event, a Receiving Party shall be responsible for any breach of this Agreement by any of its own Receivers.

(c)     Each Receiving Party acknowledges and agrees the Confidential Information of the Disclosing Party is valuable and unique, that the violation of these confidentiality provisions would cause substantial and irreparable injury to the Disclosing Party's ongoing business and the value of its Confidential Information, and that damages at law will be an insufficient remedy to the Discloser in the event that any of the violation of these confidentiality provisions. Accordingly, in addition to any other rights or that may be available to it, the Disclosing Party also shall be entitled to obtain injunctive or similar equitable relief to enforce these confidentiality provisions against each applicable Receiver in any court of competent jurisdiction. In any such enforcement Proceeding, no Receiver shall raise, and each Receiver hereby expressly waives, the defense that an adequate remedy at law exists. These confidentiality provisions shall survive and shall continue in full force and effect during and for the three (3) year period immediately following the end of the Service Term or the expiration, cancellation or termination of this Agreement (whichever occurs first).

16.     Mutual Indemnification. Each Party (an "Indemnifying Party") at its own expense shall, upon written demand from the other Party, indemnify, reimburse, hold harmless and defend the other Party, its applicable parent companies, subsidiaries and other Affiliates and their respective Representatives (including such other Party, each an "Indemnified Person"), from and against any and all Claims, and any and all Losses related to any Claim or the enforcement of this indemnification provision, that may be imposed upon, incurred by or asserted against any Indemnified Person to the extent (and in the proportion) such Claims and Losses in any way arise out of or relate to:

(i)	any breach of this Agreement by the Indemnifying Party or any of its Representatives;

(ii)	any violation of any applicable law or any civil, privacy, contractual, property or other rights by the Indemnifying Party or any of its Representatives in connection with this Agreement;

(iii)

any faulty direction, service, product, fixture, hookup, facility or other goods or property furnished by or on behalf of the Indemnifying Party or any of its Representatives under or in connection with this Agreement; or

(iv)

any other act or omission by the Indemnifying Party or any of its Representatives under or in connection with this Agreement constituting negligence or willful misconduct or for which liability is imposed by applicable law without regard to intent or fault, as such negligence, willful misconduct or liability are finally determined pursuant to applicable law, including (without limitation) those acts or omissions contributing to any death or other injury to any person or to any property damage or destruction;

in each case excluding Claims and Losses to the extent (and in the proportion) attributable (1) to any act or omission by any Third Party or Indemnified Person constituting bad faith, negligence, willful misconduct or a violation of applicable law or this Agreement or for which liability is imposed by applicable law without regard to intent or fault, or (2) to any faulty direction, service, product, fixture, hookup, facility or other goods or property furnished by or on behalf of any Third Party or Indemnified Person (when used in all material respects by the Indemnifying Party and its Representatives as directed or intended), as such extent and proportion are finally determined pursuant to applicable law.

(b)     The Indemnifying Party’s obligations under this indemnification Section are conditioned and contingent upon the Indemnified Person(s) (or its or their Representative) providing (A) prompt written notice to the Indemnifying Party of any actual or overtly threatened Claim covered by this indemnification provision (a "Covered Claim") and (B) reasonable cooperation in the investigation, defense and resolution of such Covered Claim. The defense of any Covered Claim shall be conducted by competent counsel employed by the Indemnifying Party and approved by the other Party on behalf of the Indemnified Persons, which approval shall not be unreasonably delayed, conditioned or withheld. Each Indemnified Person will be entitled, at its own cost and expense (which shall not constitute indemnified Losses under any circumstance), to be represented by counsel of its own choosing and to participate in such defense.

(c)     None of the Indemnifying Party and the applicable Indemnified Persons (each a "Covered Person") shall agree, enter into or consent to the entry of any judgment or order, compromise or settlement in any Covered Claim (each a "Claim Disposition") without the written consent of each other Covered Person, which consent shall not be unreasonably delayed, conditioned or withheld (in light of all factors of reasonable importance to such person). Without limiting any other reasonable reason for rejection, any Covered Person may reasonably reject any proposed Claim Disposition if it (A) requires any payment or performance of any kind or nature by such person other than mutual releases and such person's payment of the Losses (if any) required by the Claim Disposition and this Agreement, (B) does not expressly release such person from all further or other Losses or involvement respecting the Covered Claim, (C) does not provide for the dismissal with prejudice of such Covered Claim in respect of such person, or (D) could reasonably be expected to require any future payment or performance by or otherwise materially and adversely affect such person (other than the releases and required payments described in clause (A) above). The Indemnifying Party shall not be liable for any Losses in excess of any settlement amount unreasonably rejected by the applicable Covered Person(s) and all related Losses of defending the Covered Claim incurred after the settlement date unreasonably rejected. Any Losses that the Indemnifying Party shall become obligated to pay to an Indemnified Person under this indemnification provision shall be reduced by the amount of all applicable net insurance proceeds that such person will have received in connection with such Losses.

(d)     The Contractor will be entitled to reimbursement of its indemnification costs to the extent such costs are paid by the Contractor (rather than by insurance, any SGRP Company or any Third Party), such costs constitute allowable Net Service Costs and such costs are not Non-Reimbursable Costs.

17.     Mutual Notices. All default, termination or other legal or formal notices and communications given or made in accordance with or in connection with this Agreement shall be made in writing and may be given either by (i) personal delivery, (ii) overnight courier, (iii) certified or express mail, return receipt requested, if properly posted, with postage fully prepaid or for the account of the sender, in an envelope properly addressed to the respective Parties at the address set forth in the Address Schedule hereto. A Party may change address or other information on the Address Schedule by giving written notice in the above manner to the other Party. Other notices and communications may be sent by email or telecopy to a Party at the address(es) specified in the Address Schedule. Any notice, report or other communication shall be deemed to have been delivered when actually received or refused, but if it is received other than during the recipient's regular business hours, it shall be deemed to have been delivered on the following business day.

18.      Mutual Successors and Assigns, Assignment, No Third Party Beneficiaries. All representations, warranties, covenants and other agreements made by or on behalf of each Party in this Agreement shall be binding upon the heirs, successors, assigns and legal representatives of such Party and shall inure to the benefit of the heirs, successors, assigns, and legal representatives of each other Party. Each Party agrees that it shall not assign this Agreement to any other person without the consent of the other Party. However, such consent shall not be unreasonably conditioned, delayed or withheld in the case of any assignment by a Party to any of its subsidiaries or other Affiliates or to its successor (by merger, consolidation, acquisition of substantially all of a Party's business and assets or the like). Each Party's Representatives and Affiliates, and the Representatives of each such Affiliate, are acknowledged and agreed by the Parties to be express third party beneficiaries of and under, but without any personal liability whatsoever respecting, the confidentiality, exculpation, liability limits, indemnification and governance provisions of this Agreement, as applicable. Except for such express third party beneficiaries, the provisions of this Agreement are for the exclusive benefit of the Parties hereto, and no other person (including any creditor), shall have any right or claim against any Party by reason of any of those provisions or be entitled to enforce any of those provisions against any Party.

19.      Mutual Severability. In the event that any provision of this Agreement shall be determined to be superseded, invalid, illegal or otherwise unenforceable (in whole or in part) pursuant to applicable law by a court or other governmental authority having jurisdiction, the Parties agree that: (a) any such authority shall have the power, and is hereby requested by the Parties, to reduce or limit the scope or duration of such provision to the maximum permissible under applicable law or to delete such provision or portions thereof to the extent it deems necessary to render the balance of such Agreement enforceable; (b) such reduction, limitation or deletion shall not impair or otherwise affect the validity, legality or enforceability of the remaining provisions of this Agreement, which shall be enforced as if the unenforceable provision or portion thereof were so reduced, limited or deleted, in each case unless such reduction, limitation or deletion of the unenforceable provision or portion thereof would impair the practical realization of the principal rights and benefits of either Party hereunder; and (c) such determination and such reduction, limitation and/or deletion shall not be binding on or applied by any court or other governmental authority not otherwise bound to follow such conclusions pursuant to applicable law.

20.     Mutual Consent to Governing Law. To the greatest extent permitted by applicable law, this Agreement shall be governed by and construed in accordance with the applicable federal law of the United States of America, and to the extent not preempted by such federal law, by the applicable law of the State of New York, in each case other than those conflict of law rules that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the Parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

21.     Mutual Consent to Arbitration and New York Jurisdiction, Etc. Any unresolved dispute or controversy under this Agreement other than any Arbitration Exclusion shall be settled exclusively by arbitration conducted by the American Arbitration Association ("AAA") in accordance with the AAA's Commercial Arbitration Rules then in effect ("AAA Rules") and held in Westchester County, New York. However, no Party shall be required to arbitrate any Arbitration Exclusion, and any Party may pursue any Arbitration Exclusion through any Proceedingindependent and irrespective of any pending or possible arbitration. "Arbitration Exclusion" shall mean any Claim for injunctive or similar equitable relief (and any related Claims and Losses), any defense or other indemnification by the other Party, the scope or applicability of this arbitration provision, any enforcement of any arbitration or court award or judgment in any jurisdiction or any appeal of any lower court or arbitration decision sought by a Party, and at the option of such seeking Party, any damages or other applicable legal or equitable relief reasonably related to any of the forgoing exclusions. Any Party may object to any proposed arbitrator that (in its reasonable judgment) is not a disinterested unrelated Third Party or does not have at least a basic knowledge of merchandising businesses, accounting practices and generally accepted accounting principles. The arbitrator(s) shall determine each claim or severable part thereof in accordance with the provisions of this Agreement, shall use supportable quantifiable calculations in determining amounts, shall not add to, detract from, or modify any provision of this Agreement, and shall not "split the difference" or use other similar allocation methods. Discovery will be strictly limited to documents of the Parties specifically applicable to the claims, excluding, however, those documents protected by attorney/client, accountant or other professional or work product privilege (which have not been waived).

(b)     The Parties each hereby consents and agrees that any state or federal court sitting in White Plains, New York, each shall have non-exclusive personal jurisdiction and proper venue with respect to any unresolved dispute or controversy between the Parties under or related to this Agreement respecting any Arbitration Exclusion or other matter not subject to arbitration hereunder; provided, however, that the foregoing consent shall not deprive any Party of the right to appeal the decision of any such court to a proper appellate court located elsewhere or to voluntarily commence or join any Proceeding in any other jurisdiction having proper jurisdiction and venue. The preceding consents to the jurisdiction and venue of such arbitrations and courts have been made by the Parties in reliance (at least in part) on Section 5-1402 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), other applicable law, and the rules of the AAA. No Party shall raise, and each Party hereby absolutely, unconditionally, irrevocably and expressly waives forever, any objection or defense (i) to any such jurisdiction as an inconvenient forum, or (ii) to any deference to or delay for any arbitration respecting any counterclaim or other matter relating to any Arbitration Exclusion.

(c)     Except as otherwise expressly provided in this Agreement: (i) in any arbitration, each Party shall pay its own expenses in such matter, including the fees and disbursements of its own attorneys, and half of the fees and expenses of the AAA and the arbitrator(s) costs, as applicable in each case irrespective of outcome; and (ii) in any Proceeding (other than arbitration), the predominately losing Party shall pay the costs and expenses of the predominately winning Party, including the fees and disbursements of the Parties' respective attorneys and all court costs.

22.     Mutual Waivers and Cumulative Rights. Any waiver or consent respecting this Agreement shall be effective only if in writing and signed by the required Parties and then only in the specific instance and for the specific purpose for which given. No waiver or consent shall be deemed (regardless of frequency given) to be a further or continuing waiver or consent. No voluntary notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand. Except as expressly provided otherwise in this Agreement, (a) no failure or delay by any Party in exercising any right, power, privilege, interest or entitlement hereunder shall operate as a waiver thereof, (b) no single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, privilege, interest or entitlement, and (c) the rights, powers, privileges, interests and entitlement under this Agreement shall be cumulative, are not alternatives, and are not exclusive of any other right, power, privilege, interest or entitlement provided by this Agreement or applicable law.

23.     Mutual Waiver of Jury Trial; All Waivers Intentional, Etc. In any Proceeding in any jurisdiction brought by any Party hereto against any other Party, each Party hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury. This waiver of jury trial and each other express waiver, release, relinquishment or similar surrender of rights (however expressed) made by a Party in this Agreement has been absolutely, unconditionally, irrevocably, knowingly and intentionally made by such Party.

24.     Mutual Counterparts and Amendments. This Agreement or any supplement, modification or amendment to or restatement of this Agreement may have been executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may have been executed by one or more of the signatories hereto or thereto and delivered by mail, courier, telecopy or other electronic or physical means, but all of which, when taken together, shall constitute a single agreement binding upon all of the signatories hereto or thereto, as the case may be. This Agreement: (i) may not be supplemented, modified, amended, restated, waived, extended, discharged, released or terminated orally; (ii) may only be supplemented, modified, amended or restated in a writing signed by both Parties; and (iii) may only be waived, extended, discharged, released or terminated in a writing signed by each Party against whom enforcement thereof may be sought; provided that in each case a duly authorized SGRP Executive must sign on SMF's behalf.

25.     Entire Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, it has not directly or indirectly acted or relied upon any representation, warranty, promise, assurance or other agreement, understanding or information (whether written, electronic, oral, express, implied or otherwise) from or on behalf of the other Party, any of its subsidiaries or other Affiliates, or any of their respective Representatives, respecting any of the matters contained in this Agreement except for those expressly set forth herein. This Agreement contains the entire agreement and understanding of the Parties, amends, restates and replaces the Prior Agreement and the Existing Terms as of the Effective Date, and supersedes and completely replaces all prior and other representations, warranties, promises, assurances and other agreements, understandings and information (including, without limitation, all letters of intent, term sheets, existing agreements, offers, requests, responses and proposals), whether written, electronic, oral, express, implied or otherwise, from a Party or between them with respect to the matters contained in this Agreement.

In Witness Whereof, and in consideration of the provisions set forth in this Agreement and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by each of them), the Parties hereto have executed and delivered this Agreement through their duly authorized signatories on the dates indicated below and intend to be legally bound by this Agreement as of the Effective Date.

SPAR Administrative Services, Inc.

By:	/s/ William H. Bartels
Name:	William H. Bartels
Title:	Chief Executive Officer and President

SPAR Marketing Force, Inc.

By:	/s/ James R. Segreto
Name:	James R. Segreto
Title:	Chief Financial Officer

EXHIBIT A – CERTAIN DEFINED TERMS AND INTERPRETATIONS.

I.             Certain Defined Terms

Capitalized terms used and not otherwise defined or amended in this Agreement shall have the meanings respectively assigned to them in this Exhibit A:

"Affiliate" of a referenced person shall mean (i) any subsidiary or parent of such person, (ii) any other person directly or indirectly controlling, controlled by or under common control with the referenced person, whether through ownership, by contract, arrangement or understanding or otherwise, which shall be presumed to exist if the referenced person has more than ten percent of the equity of, profits from or voting power respecting such other person or vice versa, (iii) any director, officer, partner, manager or other executive of or partner, member or joint venturer in such person or any Affiliate of such person, or any member of his or her immediate family (including any parent, spouse or child, wherever residing), (iv) any other person deemed to be an affiliate under Exchange Rules or Securities Law, or family member under Exchange Rules, or (v) any other person deemed to be an "Affiliate", "Family Member" or "Relative" under (and as defined in) the SGRP Ethics Code . SMF's Affiliates include (without limitation) each other SGRP Company; and the Contractor's Affiliates include (without limitation) each other Private Company. However, for the purposes of this Agreement (but not for the purposes of the SGRP Ethics Code or applicable Exchange Rules or Securities Law): (A) none of Mr. Robert G. Brown and William H. Bartels and their respective Family Members and Relatives shall be treated as or deemed to be an Affiliate or Representative of any SGRP Company; (B) none of the Private Companies and their respective Representatives shall be treated as or deemed to be an Affiliate or Representative of any SGRP Company; and (C) none of the SGRP Companies and their respective Representatives shall be treated as or deemed to be an Affiliate or Representative of any Private Company.

"Claim" shall mean any claim, demand, or Proceeding of any kind, nature or description (whether administrative, judicial or otherwise).

"Client" shall mean any individual, business, entity or other person (other than any SGRP Company, any Private Company or any of their respective Representatives) to whom any SGRP Company provides or seeks to provide any products or services. For clarity, the Private Companies are not Clients for the purposes of this Agreement.

"Confidential Information" shall mean any and all proprietary or other confidential documents, information, materials or records not available to the general public respecting (among other things) any Discloser's agreements, assets, business, Clients, concept, condition, controversies, copyright, costs, customers, data, designs, discoveries, events, expenses, finances, ideas, improvements, income, instructions, intellectual property, inventions, know-how, layouts, liabilities, management, field representatives, methods, operations, patents, payroll, performance, personnel, plans, practices, prices and pricing, products, programs, proposals, prospects, relationships, services, software, source code, strategies, suppliers, systems, taxes, techniques, technology, templates, trademarks, trade names, trade secrets, Vendors, web site, work product or other proprietary or confidential property, rights or information, whenever acquired, created or existing. "Confidential Information" may be in written, electronic or other form and shall include (without limitation) any and all similar documents, information, materials or records pertaining to any current, former or potential client, customer, retailer, vendor or employee or any other person (including, without limitation, any applicable provider or retailer of goods or services) where a Discloser is bound by a similar confidentiality obligation to such person. However, "Confidential Information" does not include anything that: (1) is already in or enters the public domain or is or becomes otherwise available to the public through no breach of this Agreement; (2) prior to receipt from a Discloser was already known to or held by any Receiver (as reasonably provable by its records); (3) was acquired or received from a Third Party unless the Receiver actually knew at the time that such Third Party was prohibited from making such transfer or disclosure; or (4) is subsequently learned or developed independently by a Receiver (as provable by its records). For clarity, (A) neither Party is required to disclose any Confidential Information it possesses respecting any other person without such person's consent, (B) data that could be reacquired without breach of this Agreement is not the "Confidential Information" of either Party, (C) the existence and generic nature of any business between the Parties is not the "Confidential Information" of either of them, and (D) the "Confidential Information" pertaining to the Services (including information respecting all related costs, data, designs, instructions, methods, operations, payroll, performance, personnel, practices, techniques, and work product) and this Agreement are and shall be the Confidential Information of the Company and not the Contractor. The "Confidential Information" of each Party includes (without limitation) the Confidential Information of such Party's parent, subsidiary and sister companies and other Affiliates.

"Exchange Rules" shall mean the charter or other organizational or governance document or listing or other requirements of the applicable national securities exchange or market on which SGRP's stock is listed or quoted, currently Nasdaq, or any other applicable self-regulatory or governing body or organization, and the rules and regulations promulgated thereunder, as the same may be adopted, supplemented, modified, amended or restated from time to time or any corresponding or succeeding law or provision.

"Field Services" shall mean the various merchandising and other marketing services from time to time provided by any of the SGRP Companies (whether directly or through is subcontractors), including (without limitation) product, shelf, display and support services (whether scheduled, special, project, individual or otherwise), in-store event staffing, product sampling, demonstrations, instruction and assistance, inventory distribution and management, audit services, technology services, and design, development, research, analysis and consulting services, in each case whether performed stores, warehouses, offices, homes or elsewhere, and whether performed for retailers, distributors, manufacturers or others.

"Losses" shall mean any and all losses, liabilities, damages, judgments, settlements, penalties, fines, costs and expenses of every kind, nature or description, including (without limitation) court costs and the reasonable fees, expenses and disbursements of attorneys, paralegals and other professionals.

"Prior Agreement" shall mean the Amended and Restated Field Management Agreement between the Contractor and the Companies dated as of January 1, 2004, as the same may have been extended, supplemented, modified, amended, restated or replaced from time to time prior to the Effective Date in the manner provided therein.

"Private Company" shall mean SAS, SBS, SPAR Infotech, Inc., and their respective Affiliates. For the purposes of this Agreement, no SGRP Company shall be treated as or deemed or construed to be an Affiliate of any Private Company.

"Proceeding" shall mean any action, arbitration, case, hearing, investigation, mediation, suit or other proceeding, whether civil, criminal, administrative or investigative, whether pending, threatened or otherwise.

"Representative" shall mean any shareholder, partner, member, director, executive, manager, officer, employee, contractor or subcontractor (in each case excluding a Party in the case of the other Party and excluding both Parties in the case of a Third Party), attorney, agent or other representative of the referenced person or any of its subsidiaries or other Affiliates. However, for the purposes of this Agreement: (A) no officer, director or Significant Shareholder of a Private Company, and no other Representative of a Private Company while representing it, shall be treated as or deemed to be a Representative of any SGRP Company; (B) no SGRP Executive, and no other Representative of any SGRP Company while representing it, shall be treated as or deemed to be a Representative of any Private Company; and (C) Mr. Robert G. Brown and Mr. William H. Bartels shall be treated as and deemed to be Representatives of the Private Companies and not Representatives of any SGRP Company.

"SAS" shall mean SPAR Administrative Services, Inc., a Nevada corporation formerly known as SMSI and SPAR Management Services, Inc. SMSI also is one of the Private Companies (and the Contractor hereunder).

"SBS" shall mean SPAR Business Services, Inc., a Nevada corporation formerly known as SMS and SPAR Marketing Services, Inc. SMS also is one of the Private Companies.

"SEC" shall mean the Securities and Exchange Commission of the United States of America.

"SEC Report" shall mean any Proxy Statement, Annual Report, Quarterly Report, Current Report or other statement or report filed by or respecting SGRP and its subsidiaries with the SEC.

"Securities Law" shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, any "blue sky" or other applicable federal or state Securities Law, or any other comparable law of any applicable jurisdiction, as amended, and any and all rules and regulations promulgated thereunder and then in effect.

"SGRP" shall mean SPAR Group, Inc., a Delaware corporation.

"SGRP Audit Committee" shall mean the Audit Committee of the Board Directors of SGRP.

"SGRP Auditor" shall mean, for a particular period, the principal independent registered public accounting firm selected by SGRP and approved by the SGRP Audit Committee to audit and review the financial statements of the SGRP Companies for that period. The SGRP Auditor for 2015 and 2016 is BDO USA, LLP.

"SGRP Company" shall mean SGRP or any direct or indirect subsidiary of SGRP (including SMF). The subsidiaries of SGRP at the referenced date are listed in Exhibit 21.1 to SGRP's most recent Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (a copy of which can be viewed at the Company's website (www.SMFinc.com) under the tab/sub-tab of Investor Relations/SEC Filings).

"SGRP Ethics Code" shall mean, collectively, the SPAR Group Code of Ethical Conduct for its Directors, Executives, Officers, Employees, Consultants and other Representatives Amended and Restated as of August 13, 2015, and SGRP's Statement of Policy Regarding Personal Securities Transactions in SGRP Stock and Non-Public Information, as amended and restated on May 1, 2004, and as further amended through March 10, 2011, as each may have been and hereafter may be unilaterally adopted, interpreted, supplemented, modified, amended, restated, replaced, suspended or cancelled in whole or in part at any time and from time to time in the manner provided there, all without any notice to or approval from the Contractor.

"SGRP Executive" shall mean SGRP's CEO, SGRP's CFO or any other officer designated by the SGRP Board as an Executive under (and as defined in) the SGRP By-Laws. Each SGRP Executive (other than Mr. Bartels) holds the corresponding executive position with SMF. However, for the purposes of this Agreement (but not for the purposes of the SGRP Ethics Code or applicable Exchange Rules or Securities Law), SGRP Executive shall not include (or be deemed or construed to include): Mr. Robert G. Brown; Mr. William H. Bartels; or any other person that may act as or be a Representative of any Private Company.

"SGRP Policies" shall mean any and all of the SGRP's internal accounting, financial and reporting principles, controls and procedures, employment policies and procedures, and corporate codes and policies (including the SGRP Ethics Code) in effect at the applicable time(s), as each may have been and hereafter may be unilaterally adopted, interpreted, supplemented, modified, amended, restated, replaced, suspended or cancelled in whole or in part at any time and from time to time by SGRP's Board of Directors or applicable Committee thereof or by the applicable authorized SGRP Executive(s) in its or their discretion, as the case may be, all without any notice to or approval from the Contractor.

"Significant Stockholder" of a referenced entity shall mean any stockholder, member or other equity owner have a beneficial ownership of more than 5% of such entity's equity, owner's votes or economic benefits in the aggregate, either directly or through his or her Affiliate(s).

"Territory" shall mean the United States and its territories and such other places as the Parties may mutually agree in writing from time to time.

"Third Party" shall mean any individual, business, entity or other person that is not an Affiliate of either Party, which Third Parties shall include (without limitation) any retailer or customer not affiliated with either Party for whom or at whose locations services are being performed by or on behalf of SMF, and shall exclude any direct or indirect subcontractor or other Representative of the Contractor or SMF.

"Vendor" shall mean any individual, business, entity or other person (other than any SGRP Company, any Private Company or any of their respective Representatives) that provides or seeks to provide any products or services to any SGRP Company. For clarity, the Private Companies are not Vendors for the purposes of this Agreement.

II.           Singular and Plural Forms, Headings, No Third Party Beneficiaries, and other Interpretations.

In this Agreement: (a) the meaning of each capitalized term or other word or phrase defined in singular form also shall apply to the plural form of such term, word or phrase, and vice versa; each singular pronoun shall be deemed to include the plural variation thereof, and vice versa; and each gender specific pronoun shall be deemed to include the neuter, masculine and feminine, in each case as the context may permit or required; (b) any bold text, italics, underlining or other emphasis, any table of contents, or any caption, section or other heading is for reference purposes only and shall not affect the meaning or interpretation of this Agreement; (c) the word "event" shall include (without limitation) any event, occurrence, circumstance, condition or state of facts; (d) this Agreement includes each schedule and exhibit hereto and each SOW, all of which are hereby incorporated by reference into this Agreement, and the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Agreement (including all schedules and exhibits hereto) and the applicable statement(s) of work as a whole and not to any particular provision of any such document; (e) the words "include", "includes" and "including" (whether or not qualified by the phrase "without limitation" or the like) shall not in any way limit the generality of the provision preceding such word, preclude any other applicable item encompassed by the provision preceding such word, or be deemed or construed to do so; (f) unless the context clearly requires otherwise, the word "or" shall have both the inclusive and alternative meaning represented by the phrase "and/or"; (g) each reference to any financial or reporting control or governing document or policy of SGRP or the Company shall include those of its ultimate parent, SPAR Group, Inc., or any Nasdaq or SEC rule or other applicable law, whether generically or specifically, shall mean the same as then in effect; and (h) each provision of this Agreement shall be interpreted fairly as to each Party irrespective of the primary drafter of such provision.

EXHIBIT B – ADDRESS SCHEDULE

Party:	SPAR Administrative Services, Inc.	SPAR Marketing Force, Inc.

Address for Service of Process and Default and other Legal Notices	SPAR Administrative Services, Inc. 333 Westchester Avenue South Building, Suite 203 White Plains, New York 10604 ATTN: William H. Bartels, President	SPAR Marketing Force, Inc. 333 Westchester Avenue South Building, Suite 204 White Plains, New York 10604 ATTN: James R. Segreto, CFO

Address for Operational Communications :	SPAR Administrative Services, Inc. 333 Westchester Avenue South Building, Suite 203 White Plains, New York 10604 ATTN: Renee Deschaine, V.P. Field Administration	SPAR Marketing Force, Inc. 1910 Opdyke Court Auburn Hills, MI 48326 ATTN: Kori Belzer, COO Telephone: 248.364.8498 Email: kbelzer@sparinc.com

Wire Instructions:	To be provided in writing from time to time in writing by such Party.	To be provided in writing from time to time in writing by such Party.

Payment and Invoice Contacts:
Designated Representatives:	William H. Bartels, Renee Deschaine, Peter Brown, and Heidi Fortress	Jill M. Blanchard, James R. Segreto, Kori Belzer, Karen Brefere, and Robert Krueger
[Other]